UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) 28 December 2012

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Commission File No.   333-148922

Delaware	26-0690857
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

675 Almanor Ave, Sunnydale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Prepared By:

JSBarkats, PLLC

Attorneys at Law

Attn: Sunny J. Barkats, Esq.

18 East 41st Street, 19th fl.

New York, NY 10017

www.JSBarkats.com

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ Bioscience, Inc.’s (“Amarantus” or the “Company”) PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus' new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product receivable in candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Item 1.01 Entry into a Material Definitive Agreement

On December 28, 2012, the Board of Directors (the “Board”) of the “Company” approved the terms of a draft stockholder rights plan (the “Rights Agreement”), to be finalized. The following description of the terms of the draft Rights Agreement (which includes as exhibits thereto the Form of Certificate of Designations, the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares) does not purport to be complete and is qualified in its entirety by reference to the detailed terms and conditions set forth in the draft Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Board authorized the adoption of a Rights Agreement in order to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement will work by imposing a significant penalty upon any person or group that acquires 10% (or 15% in the case of certain institutional investors who report their holdings on Schedule 13G) or more of the outstanding common stock of the Company without the approval of the Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

The Rights

On December 28, 2012, the Board authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend will be payable to the stockholders of record on a specified record date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $20.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. In addition, one Right will automatically attach to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights. The description and terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares on the Distribution Date. The “Distribution Date” is the close of business on the tenth day after the first date of public announcement that any person, together with such person’s associates and affiliates (other than the Company or certain related entities), has become the beneficial owner of 10% (or 15% in the case of certain institutional investors who report their holdings on Schedule 13G) or more of the then outstanding Common Shares (such person, an “Acquiring Person”) or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (such date, the “Shares Acquisition Date”).

Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares and will be transferred only in connection with the transfer of Common Shares, (ii) certificates for Common Shares that become outstanding after the Record Date will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exercisability

The Rights are not exercisable until the Distribution Date. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

Flip In.

In the event that any person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Purchase Price, purchase Common Shares with a then current market value of twice the Purchase Price.

Flip Over.

In the event that, at any time after a person or group has become an Acquiring Person, (i) the Company merges into any other person, (ii) any person merges into the Company, or (iii) the Company sells or otherwise transfers 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole), all holders of Rights except the Acquiring Person may, for the Purchase Price, purchase shares of common stock of the acquiring company with a then current market value of twice the Purchase Price.

Expiration

The Rights will expire at the close of business on December 29, 2013, unless earlier redeemed or exchanged by the Company as described below.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Shares, the Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made.

Preferred Share Provisions

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle holders, in preference to the holders of Common Shares, to receive, when and if declared, quarterly dividends in an amount per share equal to the greater of (i) $1.00 and (ii) subject to adjustment, 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $1,000 per share (plus an amount equal to accrued and unpaid dividends and distributions thereon) and an aggregate amount per share equal to 1,000 times (subject to certain adjustments) the aggregate amount to be distributed per share to the holders of the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times (subject to certain adjustments) the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Redemption

The Board may, at its option, at any time prior to such time as any person or group becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

The Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to, among other things, make any provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any person or group becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights.

Item 8.01 Other Events

On 26 November 2012, Amarantus BioSciences, Inc. issued a request for the immediate cessation of trading and delisting of Amarantus common stock from the Berlin-Bremen Stock Exchange (the "BBSE"), or otherwise any unofficially regulated markets controlled by the BBSE. Amarantus common stock was listed on the Berlin Exchange without its prior knowledge, consent, or authorization.  The Company did not authorize or direct any BBSE broker to act as market maker for the Company's common stock, and believes it was part of an organized effort to circumvent restrictions against short selling.

The unauthorized listing and trading on the BBSE may explain why the Company’s stock has not reacted favorably to recent positive announcements by the Company.  It is anticipated delisting from the BBSE will facilitate the stock trading in a more customary, regulated manner.

Item 8.02 Other Events

On 8 November 2012, Amarantus BioScience, Inc. issued a press release indicating that data stemming from its research grant from the Michael J. Fox Foundation would be released to the public in December 2012. The Company has decided to withhold the release of the data until January 8th, 2013 at 1:40pm Pacific time, when the Company’s Chief Scientific Officer Dr. John W. Commissiong will present the data at the OneMedForum 2013 at the Sir Francis Drake Hotel in San Francisco, CA. The presentation will be made available online at http://onemedplace.com/forum/webcast/ . The cause for the delay is the Company is conferring with leading academics and collaborators to confirm various aspects of the data results in order to ensure complete accuracy and transparency. The Company believes confirmation of the results with leaders in the field prior to release to the public is in the best interests of its shareholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.
4.1	Form of Rights Agreement, Form of Certificate of Designations, Form of Right Certificate, and the Form of Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit A, B,and C, respectively.

99.1	Press release announcing the timing of data to be released by including the Company related to its grant from the Michael J. Fox Foundation.

99.2	Press release announcing a request for the immediate cessation of trading and delisting of Amarantus common stock from the Berlin-Bremen Stock Exchange (the "BBSE"), or otherwise any unofficially regulated markets controlled by the BBSE. *

*To be file by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 28 December 2012	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer